FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS' REPORT

**MADISON-BELLEFIELD ASSOCIATES
LIMITED PARTNERSHIP
PHFA PROJECT NO.: R-394-8E**

DECEMBER 31, 2005 AND 2004

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

TABLE OF CONTENTS

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

December 31, 2005

OWNER'S SIGNED REPRESENTATION LETTER

We hereby certify that we have examined the accompanying financial statements and supplemental data of Madison-Bellefield Associates Limited Partnership and, to the best of our knowledge and belief, the same are complete and accurate.

GENERAL PARTNERS

Milton A. Washington 3/22/06
Date

Allegheny Housing Rehabilitation Corporation 3/22/06
Date

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

December 31, 2005

MANAGEMENT AGENT'S SIGNED REPRESENTATION LETTER

I hereby certify that I have examined the accompanying financial statements and supplemental data of Madison-Bellefield Associates Limited Partnership and, to the best of my knowledge and belief, the same are complete and accurate.

MANAGING AGENT

Allegheny Housing Rehabilitation
Corporation

Milton A. Washington 3/22/06
Date

Reznick Group

Reznick Group, P.C.
7700 Old Georgetown Road
Suite 400
Bethesda, MD 20814-6224

Tel: (301) 652-9100
Fax: (301) 652-1848
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT

To the Partners
Madison-Bellefield Associates Limited Partnership

We have audited the accompanying balance sheets of Madison-Bellefield Associates Limited Partnership as of December 31, 2005 and 2004, and the related statements of profit and loss, partners' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madison-Bellefield Associates Limited Partnership as of December 31, 2005 and 2004, and the results of its operations, the changes in partners' equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued our report dated January 27, 2006, on our consideration of Madison-Bellefield Associates Limited Partnership's internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on pages 22 through 26 is presented for purposes of additional analysis and is not a required part of the basic financial statements.

Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Sacramento ■ Tysons Corner

Reznick Group

Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Reznick Group, P.C.

Bethesda, Maryland
January 27, 2006

Taxpayer Identification Number:
52-1088612

Audit Principal: Winell Belfonte

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

BALANCE SHEETS

December 31, 2005 and 2004

ASSETS

	2005	2004
CURRENT ASSETS		
Cash and cash equivalents - held by management agent	$ 70,713	$ 105,640
Tenant accounts receivable	1,297	148
Accounts receivable - PHA	-	800
Accounts and notes receivable - other	19,145	94,835
Total current assets	91,155	201,423
DEPOSITS HELD IN TRUST - FUNDED		
Tenant deposits	30,478	30,773
PREPAID EXPENSES		
Prepaid property insurance	45,523	53,231
RESTRICTED DEPOSITS AND FUNDED RESERVES		
Escrow deposits	98,447	82,525
Reserve for replacements	182,376	140,548
Painting reserve	7,894	16,408
Total deposits	288,717	239,481
FIXED ASSETS		
Land	245,000	245,000
Buildings and improvements	5,590,290	5,588,290
Building equipment - fixed	369,635	360,282
Furnishings	109,166	99,672
	6,314,091	6,293,244
Less accumulated depreciation	3,628,034	3,407,011
	2,686,057	2,886,233
OTHER ASSETS		
Mortgage costs, less accumulated amortization of $10,250 and $9,650	6,553	7,153
Total assets	$ 3,148,483	$ 3,418,294

(continued)

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

BALANCE SHEETS - CONTINUED

December 31, 2005 and 2004

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

	2005	2004
CURRENT LIABILITIES		
Accounts payable - operations	$ 63,403	$ 87,246
Accrued expenses	5,608	8,187
Accrued management fee payable	5,949	5,971
Mortgage payable - first mortgage, current maturities	169,827	156,021
Prepaid revenue	1,625	602
Total current liabilities	246,935	258,027
DEPOSITS LIABILITY		
Tenant deposits held in trust (contra)	28,899	28,540
LONG-TERM LIABILITIES		
Mortgage payable - first mortgage, net of current maturities of $169,827 and $156,201	2,534,817	2,693,017
Total long-term liabilities	2,534,817	2,693,017
CONTINGENCY	-	-
PARTNERS' EQUITY (DEFICIT)	337,832	438,710
Total liabilities and partners' equity (deficit)	$ 3,148,483	$ 3,418,294

See notes to financial statements

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

STATEMENTS OF PROFIT AND LOSS

PHFA-Housing Management Division

For the Years Ended: December 31, 2005 and 2004		Property #: R-394-8E	Property Name: Madison-Bellefield Associates Limited Partnership	
Part I	Description of Account	Acct #	2005	2004
Rental Income	Rent Revenue - Gross Potential	5120	$ 451,078	$ 433,026
	Tenant Assistance Payments	5121	$ 858,554	$ 874,868
	Stores and Commercial Rent	5140	$ -	$ -
	Other Rental Income	5190	$ 12,841	$ 6,625
	Rent Concessions	5250	$ -	$ -
	Total Rental Income		$ 1,322,473	$ 1,314,519
Vacancies	Vacancies - Apartments	5220	$ (28,689)	$ (8,837)
	Vacancies - Commercial	5240	$ -	$ -
	Total Vacancy Loss		$ (28,689)	$ (8,837)
	Net Rental Income		$ 1,293,784	$ 1,305,682
Interest Income	Interest Income - Operations	5410	$ 223	$ 130
	Interest Income - Residual Receipts	5430	$ -	$ -
	Interest Income - Reserve for Replacement	5440	$ 7,173	$ 5,089
	Interest Income - Painting and Decorating	5450	$ -	$ -
	Total Interest Income		$ 7,396	$ 5,219
Other Income	Supportive Services Income	5300	$ -	$ -
	Grant Income	5510	$ -	$ -
	Service Income	5910	$ 3,531	$ 3,657
	NSF and Late Fees	5920	$ 320	$ 200
	Miscellaneous Income	5990	$ 41,993	$ 134,159
	Total Other Income		$ 45,844	$ 138,016
	Total Property Income		$ 1,347,024	$ 1,448,917
Administrative Expenses	Advertising and Renting Expense	6210	$ 2,250	$ -
	Office and Telephone Expense	6311	$ 17,055	$ 14,436
	Model Apartment Expense	6312	$ -	$ -
	Management Fee (5.5%)	6320	$ 70,820	$ 71,593
	Legal Expense	6340	$ -	$ 44,340
	Audit Expense	6350	$ 7,500	$ 8,597
	Administrative Fee (Section 8 only)	6351	$ 6,000	$ 6,000
	Bad Debts	6370	$ -	$ -
	Miscellaneous Administrative Expenses	6390	$ 3,576	$ 3,084
	Total Administrative Expenses		$ 107,201	$ 148,050
Utility Expenses	Fuel	6420	$ -	$ -
	Electricity	6450	$ 75,432	$ 62,157
	Water	6451	$ 41,545	$ 36,741
	Gas	6452	$ 108,628	$ 93,603
	Sewer	6453	$ 16,152	$ 15,848
	Total Utility Expenses		$ 241,757	$ 208,349

(continued)

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

STATEMENTS OF PROFIT AND LOSS - CONTINUED

Part I (continued) — PHFA-Housing Management Division

	Description of Account	Acct #	2005		2004	
Operating and Maintenance Expenses	Janitor/ Maintenance Supplies	6515	$	3,410	$	3,051
	Operating/ Maintenance Contracts	6520	$	12,483	$	20,652
	Rubbish Removal	6525	$	9,740	$	15,151
	Security Payroll/ Contract	6530	$	53,682	$	47,821
	Repairs Materials	6541	$	14,864	$	16,303
	Elevator Maintenance	6545	$	11,262	$	11,476
	Heating and Air Conditioning Maintenance	6546	$	4,868	$	4,708
	Grounds Maintenance/ Snow Removal	6548	$	5,342	$	2,641
	Painting and Decorating	6560	$	27,668	$	10,697
	Vehicle Operation and Repairs	6570	$	-	$	-
	Miscellaneous Operating and Maintenance Expense	6590	$	5,731	$	4,896
	Total Operating and Maintenance Expenses		$	149,050	$	137,396
Payroll Expenses	Office Salaries	6310	$	22,598	$	23,698
	Manager Salaries	6330	$	34,924	$	33,691
	Administrative Rent Free Unit	6331	$	9,561	$	9,552
	Janitor/ Maintenance Payroll	6510	$	90,649	$	90,809
	Payroll Taxes	6711	$	15,327	$	12,252
	Workmen's Compensation	6722	$	6,524	$	5,764
	Health Insurance and Employee Benefits	6723	$	51,452	$	43,790
	Total Payroll Expenses		$	231,035	$	219,556
Taxes and Insurance	Real Estate Taxes	6710	$	71,560	$	67,096
	Property and Liability Insurance	6720	$	64,876	$	72,995
	Fidelity Bond Insurance	6721	$	278	$	235
	Misc Taxes and Insurance, Licenses/Permits	6729	$	819	$	7,800
	Total Taxes and Insurance Expenses		$	137,533	$	148,126
Financial Expenses	Mortgage Interest	6820	$	252,111	$	263,850
	PHFA Late Fees	6821	$	-	$	-
	Other Interest Payments	6830	$	-	$	-
	Mortgage Insurance Premiums	6850	$	-	$	-
	PHFA Service Fees	6851	$	13,917	$	14,607
	PHFA Self Insurance Fees	6855	$	-	$	-
	Other Service Fee	6860	$	-	$	-
	Investor Service Fee	6870	$	-	$	-
	Miscellaneous Financial Expense	6890	$	604	$	1,123
	Total Financial Expense		$	266,632	$	279,580
Supportive Service Expenses	Supportive Service Payroll	6910	$	37,533	$	-
	Supportive Service Supplies	6920	$	4,383	$	4,421
	Total Congregate Service Expense		$	41,916	$	4,421
	Total Cost of Operations Before Depreciation		$	1,175,124	$	1,145,478
	Profit (Loss) Before Depreciation		$	171,900	$	303,439
	Depreciation (Total) - 6600 Specify	6600	$	221,023	$	216,648
	Amortization	6610	$	600	$	600
	Operating Profit or (Loss):		$	(49,723)	$	86,191
Entity Expenses	Interest Income (Entity)	7100	$	-	$	-
	Legal Expenses (Entity)	7120	$	-	$	-
	Taxes (Federal-State-Entity)	7130	$	-	$	-
	Other Expenses (Entity) Partnership administration fee	7190	$	-	$	-
	Total Entity Expenses:		$	-	$	-
	Net Profit or (Loss):		$	(49,723)	$	86,191

Part II

1. Total principal payments required under the mortgage, even if payments under a Workout Agreement are less or more than those required under the mortgage.	$	144,394	$	132,655
2. Replacement Reserve deposits required by the Regulatory Agreement or Amendments thereto, even if payments may be temporarily suspended or waived.	$	47,796	$	47,752

All amounts must be rounded to the nearest dollar, $.50 and over, round up - $.49 and below, round down.

See notes to financial statements

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

Years ended December 31, 2005 and 2004

	General partners	Limited partner	Total
Partners' equity (deficit), January 1, 2004	$ (6,153)	$ 369,891	$ 363,738
Distributions	(112)	(11,107)	(11,219)
Net profit	862	85,329	86,191
Partners' equity (deficit), December 31, 2004	(5,403)	444,113	438,710
Distributions	(512)	(50,643)	(51,155)
Net loss	(497)	(49,226)	(49,723)
Partners' equity (deficit), December 31, 2005	$ (6,412)	$ 344,244	$ 337,832

See notes to financial statements

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

STATEMENTS OF CASH FLOWS

Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities		
Rental receipts	$ 1,284,897	$ 1,295,861
Interest receipts	7,396	5,219
Other operating receipts	121,534	43,181
Administrative expenses paid	(117,731)	(37,861)
Management fees paid	(70,842)	(69,504)
Utilities paid	(226,011)	(210,376)
Salaries and wages paid	(232,094)	(213,176)
Operating and maintenance expenses paid	(60,376)	(74,154)
Real estate taxes paid	(74,139)	(67,000)
Property and other insurance paid	(57,168)	(75,618)
Payroll and other taxes paid	(16,146)	(20,052)
Miscellaneous insurance paid	(58,254)	(49,789)
Mortgage interest paid	(252,111)	(263,850)
Mortgage insurance premium paid	(13,917)	(14,607)
Miscellaneous financial expenses paid	(604)	(1,123)
Net tenant security deposits received (paid)	654	(1,143)
Decrease in mortgage escrow deposits	(15,922)	(392)
Congregate service income (loss) - net	(4,383)	(4,421)
Partnership administrative fee paid	-	(76,737)
Net cash provided by operating activities	214,783	164,458
Cash flows from investing activities		
Net withdrawals from (deposits to) reserve for replacements	(41,828)	(59,815)
Net withdrawals from (deposits to) other restricted deposits	8,514	(7,824)
Net purchases of fixed assets	(20,847)	(22,550)
Net cash used in investing activities	(54,161)	(90,189)
Cash flows from financing activities		
Mortgage principal payments	(144,394)	(132,655)
Advances from general partner	-	(2,500)
Surplus cash distributions to partners	(51,155)	(11,219)
Net cash used in financing activities	(195,549)	(146,374)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(34,927)	(72,105)
Cash and cash equivalents, beginning	105,640	177,745
Cash and cash equivalents, end	$ 70,713	$ 105,640

(continued)

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended December 31, 2005 and 2004

	2005	2004
Reconciliation of net profit (loss) to net cash provided by operating activities		
Net profit (loss)	$ (49,723)	$ 86,191
Adjustments to reconcile net profit (loss) to net cash provided by operating activities		
Depreciation	221,023	216,648
Amortization	600	600
Changes in asset and liability accounts		
(Increase) decrease in assets		
Tenant accounts receivable	(1,149)	230
Accounts receivable - PHA	800	(800)
Accounts receivable - other	75,690	(94,835)
Prepaid expenses	7,708	(2,623)
Mortgage escrow deposits	(15,922)	(392)
Tenant security deposits	295	(1,669)
Increase (decrease) in liabilities		
Accounts payable	(23,320)	34,833
Management agent fee payable	(22)	2,089
Accrued expenses	(2,579)	96
Accrued partnership administration fee payable	-	(76,737)
Prepaid revenue	1,023	301
Tenant security deposits	359	526
Total adjustments	264,506	78,267
Net cash provided by operating activities	$ 214,783	$ 164,458

See notes to financial statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Madison-Bellefield Associates Limited Partnership (the partnership) was organized under the laws of the Commonwealth of Pennsylvania on December 15, 1988 for the purpose of acquiring and operating a low-income residential housing project. The project consists of 158 units located in Pittsburgh, Pennsylvania and is currently operating under the name of Bellefield Dwellings.

Cash distributions are limited by agreement between the partnership and the Pennsylvania Housing Finance Agency (PHFA) to $34,640 per year to the extent of excess revenue as defined by PHFA. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide excess revenue in excess of current requirements.

The project has qualified for and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 ("Section 42") which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. The project must meet the provisions of these regulations during each of fifteen consecutive years in order to remain qualified to receive the credits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Rental Property

Rental property is carried at cost. Depreciation is provided for the buildings and improvements in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method over a 27.5-year life. Personal property is depreciated over its estimated service life of seven years using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are

charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statements of profit and loss.

In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference. No asset impairment losses have been recognized during 2005 or 2004.

Amortization

Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Accounts Receivable and Bad Debts

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and tenants of the property are operating leases.

Cash and Cash Equivalents

The partnership invests all operating cash balances in overnight repurchase agreements with its bank and considers all such investments in U.S. obligations with original maturity dates less than three months to be cash equivalents. The carrying amount of the cash equivalents approximates fair value.

U.S. Obligations

U.S. obligations held in the tax and insurance escrow and the replacement reserve are carried at amortized cost, which approximates fair value, and are classified as held-to-maturity.

NOTE 2 - PARTNERS' CAPITAL CONTRIBUTIONS

The partnership has two general partners which collectively have a 1% interest, Milton A. Washington and Allegheny Housing Rehabilitation Corporation (AHRCO), and one limited partner, American Tax Credit Properties, L.P., which has a 99% interest. Total general partner capital contributions are $400. The limited partner has made capital contributions of $1,047,744.

NOTE 3 - LONG-TERM DEBT

Mortgage Payable

The mortgage note is insured by and payable to PHFA and is collateralized by a deed of trust on the property. The note bears interest at the rate of 8.85%. Principal and interest are payable by the partnership in monthly installments of $33,042 through November 2016.

Under agreements with the mortgage lender, the partnership is required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and is subject to restrictions as to operating policies, rent charges, operating expenditures and distributions to partners.

The liability of the partnership under the mortgage note is limited to the underlying value of the real estate collateral plus other amounts deposited with the lender.

Aggregate maturities of the mortgage payable over each of the next five years are as follows:

December 31, 2006	$	169,827
2007		184,855
2008		201,213
2009		219,018
2010		238,399

NOTE 4 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

Management Fee

The property is managed by AHRCO pursuant to a management agreement approved by PHFA. The current management agreement provides for a management fee of 5.5% in 2005 and 2004 of the project's monthly gross rental income. The amount payable under this agreement is $5,949 and $5,971 at December 31, 2005 and 2004, respectively. The fee charged to operations during 2005 and 2004 was $70,820 and $71,593, respectively.

Payroll Reimbursements

All payroll reflected in the accompanying statements of profit and loss represents a reimbursement to AHRCO.

Partnership Administration Fee

The partnership has entered into a partnership administrative services agreement with the general partners for their services in managing the business of the partnership. The annual fee is equal to 50% of net cash flow available for distribution as defined in the partnership agreement with a maximum of $250,000. No fee was incurred during 2005 or 2004.

General Partner Advances

During 2003, one of the general partners advanced $2,500 to the partnership for the purpose of making a distribution to the limited partner. These advances are noninterest bearing and were repayable only from PHFA approved return on equity. During 2004, the balance was repaid.

Cash and Cash Equivalents

The managing agent utilizes a central overnight cash investment account for deposits for properties under its management. The cash is held and invested by the property manager. At all times specific property cash can be accounted for; however the name on the bank account is that of the property manager. Accordingly, such funds have been classified as cash and cash - equivalents - held by management agent. The cash account balance related to regulated properties within the concentration account is not permitted to go below zero. Investment income earned and expenses incurred are allocated to each property based on its monthly average balance.

NOTE 5 - PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS

All profits and losses are allocated 1% to the general partners and 99% to the limited partner.

Distributable cash flow, as defined by the partnership agreement, is distributable 1% to the general partners and 99% to the limited partner, however, cash distributions are limited by agreement between the partnership and PHFA to the extent of excess revenue as defined by PHFA.

Gain, if any, from a sale, exchange or other disposition of the property owned by the partnership is allocable as follows:

1. To all partners having negative balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such gain to increase their negative balance to zero.

2. 1% to the general partners and 99% to the limited partner until the limited partner has received an amount equal to its gross capital contribution as defined in the partnership agreement.

3. The remainder of such gain, if any, 50% to the general partners and 50% to the limited partner.

Loss from a sale is allocable as follows:

1. To the partners such that after such allocation their respective capital accounts will be proportionate to their interests.

2. To the partners until each partner's capital account equals their capital contribution.

Any remaining loss is allocated to the partners in accordance with the manner in which they bear the economic risk of loss.

NOTE 6 - HOUSING ASSISTANCE PAYMENT CONTRACT AGREEMENT

The Federal Housing Administration (FHA) has contracted with the partnership under Section 8 of Title II of the Housing and Community Development Act of 1974 to make housing assistance payments to the partnership on behalf of qualified tenants. The initial contract expired on November 16, 1981, and has seven five-year renewal options which extend the contract through November 16, 2016.

NOTE 7 - TAXABLE INCOME (LOSS)

A reconciliation of the financial statement net income (loss) to taxable income (loss) of the partnership for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004
Financial statement net income (loss)	$ (49,723)	$ 86,191
Difference in depreciation expense for income tax purposes as compared to financial reporting purposes	14,125	4,832
Accrued partnership administration fee not deductible until paid	-	(76,737)
Net income (loss) as shown on tax return	$ (35,598)	$ 14,286

NOTE 8 - INVESTMENT IN REAL ESTATE

A reconciliation of the basis of the investment in real estate for financial reporting purposes to that for income tax purposes as of December 31, 2005 and 2004 is as follows:

	2005	2004
Investment in real estate for financial reporting	$ 2,686,057	$ 2,886,233
Deferred acquisition fee classified as other assets for income tax purposes	(175,000)	(175,000)
Excess of financial reporting accumulated depreciation over that for income tax purposes	97,794	83,569
Investment in real estate for income tax reporting	$ 2,608,851	$ 2,794,802

NOTE 9 - CONTINGENCY

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

NOTE 10 - SERVICE COORDINATOR GRANT

The partnership entered into a Service Coordinator Grant Agreement with the U.S. Department of Housing and Urban Development (HUD). Under this agreement, the project will receive a grant in the amount of $126,273 for a 36 month grant term beginning January 1, 2005 and ending December 31, 2007. Amounts received under this grant shall be used in accordance with the Service Coordinator Program NOFA. During 2005, the partnership received $21,063 in grant proceeds and incurred $37,532 in costs associated with the agreement. At December 31, 2005, $16,469 remains outstanding and is included in accounts and notes receivable other.

SUPPLEMENTAL INFORMATION

SUPPORTING DATA REQUIRED BY PHFA

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

SUPPLEMENTAL INFORMATION

December 31, 2005

ACCOUNTS AND NOTES RECEIVABLE (OTHER THAN FROM REGULAR TENANTS)

Name	Original date	Interest rate	Terms	Original amount	Balance due
HUD	12/28/2005	None	N/A	$ 16,469	$ 16,469
The City of Pittsburgh	2/6/2003	None	N/A	94,835	2,676
				$ 111,304	$ 19,145

DELINQUENT TENANT ACCOUNTS RECEIVABLE

	Number of tenants	Amount past due
Delinquent 30 days	5	$ 1,177
Delinquent 31-60 days	1	120
Delinquent 61-90 days	-	-
Delinquent over 90 days	-	-
	6	$ 1,297

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2005

ANALYSIS OF REQUIRED RESERVE FUNDS AND ESCROWS

Fund types	Reserve for replacements	Insurance escrow	Tax escrow	Painting reserve
Balance, December 31, 2004	$ 140,548	$ 38,586	$ 43,939	$ 16,408
Deposits	47,796	53,190	55,800	7,824
Withdrawals	(13,141)	(57,265)	(35,803)	(16,338)
Interest	7,173	-	-	-
Balance, December 31, 2005	$ 182,376	$ 34,511	$ 63,936	$ 7,894

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

SUPPLEMENTAL INFORMATION - CONTINUED

December 31, 2005

PHFA'S COMPUTATION OF SURPLUS CASH AND RETURN ON EQUITY

Surplus Cash Computation

Add -			
Line No. 1	Operating cash	$ 70,713	
Line No. 2	Tenant security deposits	30,478	
Line No. 3	Accounts receivable - HAP	-	
Line No. 4	Tenant accounts receivable	1,297	
Line No. 5	Accounts receivable - other	16,469	
Total Cash			$ 118,957
Less -			
Line No. 6	Accounts payable - operating	63,926	
Line No. 7	Accrued expenses	11,557	
Line No. 8	Delinquent mortgage principal payments	-	
Line No. 9	Delinquent mortgage interest payments	-	
Line No. 10	Delinquent payments to reserve for replacements	-	
Line No. 11	Delinquent tax and insurance escrow payments	-	
Line No. 12	Delinquent service fee	-	
Line No. 13	Delinquent self insurance fee	-	
Line No. 14	Delinquent late fee	-	
Line No. 15	Prepaid rents	1,625	
Line No. 16	Tenant security deposits	28,899	
Line No. 17	Other liabilities - deposit due to replacement reserve	-	
Total current obligations			106,007
Surplus cash (deficit) end of year			$ 12,950

Return on Equity Calculation

a.	Distributions unpaid as of the end of the prior fiscal period	$ 64,423
b.	Annual distribution earned during the fiscal period	34,640
c.	Less: Distributions paid during the fiscal period	51,155
d.	Less: Unauthorized payments	-
e.	Cumulative unpaid distributions as of the balance date	$ 47,908

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

SUPPLEMENTAL INFORMATION - CONTINUED

CHANGES IN FIXED ASSET ACCOUNTS

Year ended December 31, 2005

	Assets			Accumulated depreciation			
	Balance, December 31, 2004	Additions	Balance, December 31, 2005	Balance, December 31, 2004	Current provision	Balance, December 31, 2005	Net book value
Land	$ 245,000	$ -	$ 245,000	$ -	$ -	$ -	$ 245,000
Buildings and improvements	5,588,290	2,000	5,590,290	2,957,379	203,463	3,160,842	2,429,448
Building equipment	360,282	9,353	369,635	372,456	1,981	374,437	(4,802)
Furniture	99,672	9,494	109,166	77,176	15,579	92,755	16,411
	$ 6,293,244	$ 20,847	$ 6,314,091	$ 3,407,011	$ 221,023	$ 3,628,034	$ 2,686,057

Schedule of additions to fixed asset accounts:

	Description	Amount
Building and improvements:		
	Welding	$ 2,000
Building equipment:		
	Range	$ 8,463
	Refrigerators	890
		$ 9,353
Furniture:		
	Tables	$ 763
	Carpeting	8,731
		$ 9,494

Madison-Bellefield Associates Limited Partnership
PHFA Project No.: R-394-8E

SUPPLEMENTAL INFORMATION - CONTINUED

December 31, 2005

ITEMIZATION OF OPERATING PAYABLES

Name	Purpose	Amount
Choice One	Utilities	$ 631
Duquesne Light	Utilities	5,600
PWSA	Utilities	6,520
Dominion Peoples	Utilities	1,500
Select Energy	Utilities	27,023
Vector Security	Security	3,859
Muellers	Maintenance	731
Hagemeyer	Maintenance	683
Anthony Landscaping	Landscaping	413
Reznick Group, P.C.	Accounting	8,078
Wheelers Paints	Painting	1,107
AHRCO	Payroll	7,258
		$ 63,403

Reznick Group

Reznick Group, P.C.
7700 Old Georgetown Road
Suite 400
Bethesda, MD 20814-6224

Tel: (301) 652-9100
Fax: (301) 652-1848
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

To the Board of Directors
Madison-Bellefield Associates Limited Partnership

We have audited the financial statements of Madison-Bellefield Associates Limited Partnership as of and for the year ended December 31, 2005, and have issued our report thereon dated January 27, 2006. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered Madison-Bellefield Associates Limited Partnership's internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide an opinion on the internal control over financial reporting. Our consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control that might be material weaknesses. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving the internal control over financial reporting and its operation that we consider to be material weaknesses.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether Madison-Bellefield Associates Limited Partnership's financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, PHFA regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Sacramento ■ Tysons Corner

Reznick Group

This report is intended solely for the information and use of management and the Pennsylvania Housing Finance Agency and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Bethesda, Maryland
January 27, 2006